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                                                                Exhibit 10.05(d)

                                AMENDMENTS TO THE
                      ALLEGHANY CORPORATION RETIREMENT PLAN


      The Alleghany Corporation Retirement Plan (the "Plan") is amended effective January 1, 1998, as follows:

                  1. Article I of the Plan is amended by revising Section 1.03,
            "Average Salary," to read in its entirety as follows:

                        1.03. "Average Salary" means the sum of (i) the average
                  of a Participant's Base Compensation for the three consecutive calendar years of the ten calendar years ending with the calendar year in which occurs his date of death or other separation from service which results in the highest average annual Base Compensation for any such three year period and
                  (ii) one-half (1/2) of the average of a Participant's Incentive Compensation for the five consecutive calendar years of the ten calendar years ending with the calendar year in which occurs his date of death or other separation from service which results in the highest average annual Incentive Compensation for any such five year period. If at such a date a Participant has less than three years of service or five years of service, as the case may be, then his Average Salary shall be computed using the average of his Base Compensation or one-half of the average of his Incentive Compensation, respectively, for all such full calendar years of service, or if he has no full calendar year of service, then for all such service.

                  2. Article I of the Plan is amended by the addition of a
            section denominated Section 1.35, "Incentive Compensation," which reads as follows:
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                        1.35. Incentive Compensation means the amount of the
                  cash bonus payable to an Employee in respect of the relevant period (whether or not such amount is currently paid or deferred) under the Company's Management Incentive Plan (or any plan adopted by the Board in replacement of such plan).

                        An Employee who becomes Totally Disabled shall be
                  considered as earning Incentive Compensation for each calendar year (or fraction thereof) he is Totally Disabled equal to his average annual rate of Incentive Compensation on the date he first became Totally Disabled. An Employee's average annual rate of Incentive Compensation for this purpose shall mean the average of the Incentive Compensation payable to the Employee in respect of the five consecutive calendar years of the ten calendar years (or the period during which he was employed, if less) immediately preceding the date he first became Totally Disabled which results in the highest average annual Incentive Compensation for any such five year period. Such average annual rate of Incentive Compensation shall be adjusted for each calendar year thereafter in which the Employee remains Totally Disabled to take into account the percentage increase, if any, in the CPIU (as defined in Section 1.09) over the applicable period.

                  3. Article I of the Plan is amended by changing the word
            "Compensation" appearing in Section 1.09 to the words "Base Compensation," and by replacing all subsequent references in the Plan to the word "Compensation" with the words "Base Compensation."